UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2025

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	36-4966163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting

DOVER, DE / July 11, 2025 / Pacific Green Technologies, Inc. ("Pacific Green"), (OTC: PGTK) today announced that its Board of Directors (the “Board”) has determined to voluntarily delist its common shares from the OTC markets and to terminate its registration with the Securities and Exchange Commission.

After careful consideration, extensive internal and external review of strategic, financial, and operational factors, and independent consultation with both advisors and legal counsel, the Board has determined that it is in the best interests of shareholders to voluntarily cease its reporting obligations with the Securities and Exchange Commission.

Pacific Green has made the strategic decision to delist and deregister in order to streamline its corporate structure, lower regulatory and administrative burdens, and ensure its governance aligns more closely with the scale and requirements of its operations. As a growth-stage company focused on long-term infrastructure development, Pacific Green believes that reallocating resources toward executing its business strategy will enhance its ability to achieve sustained success.

Pacific Green intends to file a Form 15 to deregister its securities and suspend its reporting obligations on or around July 14, 2025. The filing of the Form 15 will suspend Pacific Green’s reporting obligations under the United States Securities and Exchange Act of 1934. As a result of the filing of the Form 15, Pacific Green’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately cease.

The Board’s decision reflects a strategic realignment of resources to maximize shareholder value and ensure sustainable growth. The financial costs associated with maintaining a public company will be redirected toward accretive initiatives, including driving operational efficiency and advancing revenue-generating opportunities.

"Our Directors unanimously supported the voluntary suspension of filings after careful consideration of our short and long term goals, and with a view to maximizing shareholder value,” said Pacific Green Chairman and CEO, Scott Poulter. “We expect that the added flexibility and cost effectiveness associated with this step will accelerate our future development and expand our strategic options in terms of financing and growth. We strongly believe that the benefits of de-registration clearly outweigh the benefits we received from maintaining our OTC quotation.”

Pacific Green remains committed to its core business objectives and ongoing operations, specifically Pacific Green’s focus remains the ongoing development of 12GWh of battery energy storage projects across Europe and Australia. The Company will continue to pursue revenue generation, operational excellence, and strategic growth initiatives to drive long-term value for shareholders.

About Pacific Green Technologies, Inc.:

Pacific Green is focused on addressing the world’s need for cleaner and more sustainable energy. It offers grid-scale battery energy storage systems, renewable and environmental technologies.

For more information, visit Pacific Green’s website:

www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, any benefit that may be achieved from the Form 15 filing and de-registration of our common shares with the SEC. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s most recent annual report on Form 10-K, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO

Pacific Green Technologies, Inc.

T: +1 (302) 601-4659

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date:	July 11, 2025

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